Exhibit 99.2

Designated Filer:	STONEHILL CAPITAL MANAGEMENT LLC
Issuer & Ticker Symbol:	WCI Communities, Inc. [WCIC]
Date of Event Requiring Statement:	February 11, 2016

Joint Filer Information and Signatures

Joint Filers:

1.	Name: Stonehill General Partner, LLC
Address: c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, New York 10022
STONEHILL GENERAL PARTNER, LLC
	By: /s/ Paul Malek	February 16, 2016
	Name: Paul Malek	Date
Title: Authorized Signatory

2.	Name: John Motulsky
Address: c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, New York 10022
	By: /s/ Paul Malek, as attorney-in-fact	February 16, 2016
	Name: John Motulsky	Date

3.	Name: Christopher Wilson
Address: c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, New York 10022
	By: /s/ Paul Malek, as attorney-in-fact	February 16, 2016
	Name: Christopher Wilson	Date

5.	Name: Thomas Varkey
Address: c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, New York 10022
	By: /s/ Paul Malek, as attorney-in-fact	February 16, 2016
	Name: Thomas Varkey	Date

6.	Name: Jonathan Sacks
Address: c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, New York 10022
	By: /s/ Paul Malek, as attorney-in-fact	February 16, 2016
	Name: Jonathan Sacks	Date

7.	Name: Peter Sisitsky
Address: c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, New York 10022
	By: /s/ Paul Malek, as attorney-in-fact	February 16, 2016
	Name: Peter Sisitsky	Date

8.	Name: Michael Thoyer
Address: c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, New York 10022
	By: /s/ Paul Malek, as attorney-in-fact	February 16, 2016
	Name: Michael Thoyer	Date

9.	Name: Michael Stern
Address: c/o Stonehill Capital Management LLC, 885 Third Avenue, 30th Floor, New York, New York 10022
	By: /s/ Paul Malek, as attorney-in-fact	February 16, 2016
	Name: Michael Stern	Date